                                                                    EXHIBIT 99.3

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Proxy Statement-Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of TRH, Inc. with and into Titan Exploration, Inc., as a person who is expected to become a director of Pure Resources, Inc. upon the consummation of such merger. As of the effective time of the Registration Statement, the undersigned will not be a member of the Board of Directors of Pure Resources, Inc. and will not be required to sign the Registration Statement.


April 11, 2000                                       /s/ Graydon H. Laughbaum,
                                                     --------------------------
                                                      Graydon H. Laughbaum, Jr.